UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 17, 2007

SOLAR THIN FILMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-19404	95-4359228
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	IRS Employer Identification Number)

25 Highland Boulevard, Dix Hills, New York 11746
(Address of principal executive offices)

(516) 417-8454
(Registrant's telephone number, including area code)

Copies to:
Richard A. Friedman, Esq.
Stephen M. Fleming, Esq.
Sichenzia Ross Friedman Ference LLP
1065 Avenue of the Americas
New York, New York 10018
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On January 17, 2007, authorized officers of Solar Thin Films, Inc. (the “Company”) concluded that its financial statements for the six month period ended June 30, 2006 and nine month period ended September 30, 2006 should no longer be relied upon. The errors were discovered in connection with a comment raised by the Securities and Exchange Commission ("SEC") in their review and comment on our Exchange Act filings on Form 10K-SB for the year ended December 31, 2005 and 2004 and the interim periods ended September 30, 2006 and Securities Act filings on Form SB-2. The SEC requested that the Company provide additional information regarding the accounting for the beneficial conversion feature, common shares issued, and the corresponding debt discount in connection with the issuance of a $1,250,000 convertible note. Upon reviewing and updating our accounting and disclosures, the Company discovered its errors. Upon this determination, management and the Board of Directors were alerted to the facts and circumstances regarding the errors in accounting for the convertible note.

Accordingly, the Company will restate its financial statements for the six and nine month periods ended June 30, 2006 and September 30, 2006 disclosing and accounting for the beneficial conversion feature, warrants issued, common shares issued and corresponding debt discount in connection with the $1,250,000 convertible note payable assumed in connection with the acquisition of the assets and assumption of the liabilities in connection with the with the acquisition of our majority owned subsidiary, Kraft Rt., on June 14, 2006. The Company will amend its Forms 10Q-SB for the quarterly periods ended June 30, 2006 and September 30, 2006 filed with the SEC on October 26, 2006 and November 20, 2006, respectively .

Authorized officers of the Company discussed this matter with the Company’s independent public accounting firm who agreed that the Company's financial statements for the six and nine periods ended June 30, 2006 and September 30, 2006, respectively, could not be relied upon and needed to be restated. The Company expects to file the aforementioned amendments in the near future.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLAR THIN FILMS, INC.

Dated: January 19, 2006	By: /s/ Csaba Toro
Name: Csaba Toro
Title: Chief Executive Officer